Exhibit 21
Subsidiaries of Registrant
As of December 31, 2015

Name	State or Jurisdiction of Incorporation or Organization
Cass & Co.	Cayman Islands
Comerica Assurance Ltd.	Bermuda
Comerica Bank (d.b.a. Comerica - Technology & Life Sciences Co.; Bank of the Hills, a division of Comerica Bank; Sterling Bank, a division of Comerica Bank; Comerica Bank Inc.; Comerica Bank Incorporated; Comerica Bank (Inc.))
Texas
Comerica Bank & Trust, National Association	United States
Comerica Capital Advisors Incorporated	Delaware
Comerica do Brasil Participacoes e Servicos Ltda.	Brazil
Comerica Community Development Investment Fund II, LLC	Delaware
Comerica Financial Incorporated (f/k/a/ Comerica AutoLease, Inc.)	Michigan
Comerica Holdings Incorporated	Delaware
Comerica Insurance Group, Inc. (d.b.a. Comerica Insurance Agency, The Comerica Insurance Group)	Michigan
Comerica Insurance Services, Inc. (d.b.a. Comerica Insurance Agency)	Michigan
Comerica Insurance Services of Texas Incorporated (f/k/a CMA Insurance Services, Inc.)	Texas
Comerica Investment Services, Inc. (d.b.a. Comerica Investment Services)	Michigan
Comerica Leasing Corporation (f/k/a CMCA Lease, Inc.)	Michigan
Comerica Management Company	Michigan
Comerica Merchant Services, Inc.	Delaware
Comerica Properties Corporation	Michigan
Comerica Securities, Inc. (d.b.a. Comerica Securities)	Michigan
Comerica Ventures Incorporated (f/k/a Imperial Ventures, Inc.)	California
Eyde Ironpoint, LLC	Delaware
Interstate Select Insurance Services, Inc. (d.b.a. Comerica of California Insurance Services)	California
K&K Albany, LLC (d.b.a. K&K Upstate, LLC)	Delaware
Munder UK, L.L.C.	Delaware
ROC Technologies Inc.	Texas
SB Investment Services, Inc.	Texas
SCFS Reverse Exchange, LLC (f/k/a NBF Reverse Exchange, LLC)	Delaware
Shamrock Hawthorne II, LLC	Delaware
Shadoan Holdings LLC	Delaware
Silver Funding Corp.	Delaware
Sterling Community Investment Corporation	Delaware
VRB Corp. (d.b.a. VRB Properties Corp.)	Michigan
VRB Catron Ranch Owner, LLC	Delaware
VRB Croftwood, LLC	Delaware
VRB Marketplace of Rochester Hills, LLC	Delaware
VRB Spanish Oaks, LLC	Delaware
WAM Holdings, Inc.	Delaware
Wilson, Kemp & Associates, Inc.	Michigan
World Asset Management, Inc.	Delaware